Exhibit 99.1

News Release

Sunoco, Inc. 1818 Market Street, Suite 1500 Philadelphia, PA 19103

For further information contact:	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Clare McGrory (investors) 215-977-6764

No. 20-11

SUNOCO REPORTS SECOND QUARTER 2011 RESULTS

PHILADELPHIA, August 4, 2011 – Sunoco, Inc. (NYSE: SUN) today reported a net loss attributable to Sunoco shareholders of $125 million ($1.03 per share diluted) for the second quarter of 2011 versus net income attributable to Sunoco shareholders of $145 million ($1.20 per share diluted) for the second quarter of 2010. Excluding special items, Sunoco had income of $49 million ($0.40 per share diluted) for the second quarter of 2011 versus income of $158 million ($1.31 per share diluted) for the second quarter of 2010. Key second quarter details include:

•	Retail and Logistics contributed pretax income of $123 million

•	Refining and Supply reported a pretax loss of $44 million

•

Sunoco Logistics Partners L.P. (NYSE: SXL) acquired a controlling financial interest during the second quarter in Inland Corporation, the owner of a 350-mile refined products pipeline and announced the third quarter acquisitions of the East Boston refined products terminal and the Eagle Point tank farm from Sunoco

•	Recorded a $292 million pretax provision to write down assets primarily in the chemicals business

“The company’s operations excluding special items were profitable on the strength of our logistics and retail segments. Sunoco Logistics Partners, L.P. had its best quarter ever and our logistics segment contributed $54 million to Sunoco’s earnings. Likewise, our retail segment also contributed strong earnings that approached a record for second quarter results. In Refining and Supply, our ability to take advantage of margin improvement was limited by low utilization that continued into April from the first quarter’s operational events. With the reliability issues addressed, Refining and Supply was profitable in May and June,” said Lynn L. Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “We continue to adjust our portfolio of assets to deliver value to shareholders. In our logistics segment, Sunoco Logistics Partners has announced more than $450 million in acquisitions this year, including the July announcement of the acquisition of Texon’s lease crude business.”

Commenting on the coke business, Elsenhans said, “SunCoke Energy’s successful initial public offering marks the culmination of more than a year’s worth of planning. Sunoco currently retains an 81-percent ownership of SunCoke and expects to distribute its common stock holdings to Sunoco shareholders within a year. We remain focused on delivering value to shareholders.”

DETAILS OF SECOND QUARTER RESULTS

FUELS BUSINESS RESULTS

Refining and Supply

Refining and Supply had a pretax loss of $44 million in the current quarter versus income of $138 million in the second quarter of 2010. The $182 million decrease in results was primarily due to lower realized margins and production volumes, partially offset by lower expenses. The overall crude utilization rate was 84 percent for the quarter, up from 74 percent in the first quarter of 2011.

Retail Marketing

Retail Marketing earned $69 million pretax in the current quarter versus $73 million in the second quarter of 2010. The decrease in earnings was primarily due to higher expenses which were largely the result of higher credit card fees at company-operated locations as a result of increased retail prices and the absence of a favorable litigation settlement in 2010. The higher expenses were partially offset by higher average retail gasoline and distillate margins.

Logistics

Logistics earned $54 million pretax in the second quarter of 2011 versus $30 million in the second quarter of 2010. The improvement in results was primarily due to expanded crude oil volumes and margins which benefited from market-related opportunities and higher earnings attributable to recent acquisitions and organic growth projects.

In May 2011, Sunoco Logistics Partners L.P. obtained an 84-percent interest in Inland Corporation through a series of transactions involving Sunoco and a third party. Sunoco exercised its rights to acquire additional ownership interests and the Partnership purchased additional ownership interests from third parties for a total of $86 million.

In June 2011, the Partnership announced that it had signed a definitive agreement to purchase a refined products terminal located in East Boston, MA from ConocoPhillips for $56 million plus the fair value of inventory. The transaction is expected to be completed in the third quarter of 2011.

In July 2011, the Partnership issued 1.3 million deferred distribution units valued at $98 million and paid $2 million in cash to Sunoco in exchange for the tank farm and related assets located at the Eagle Point refinery.

In August 2011, the Partnership acquired a crude oil purchasing and marketing business from Texon L.P. for $205 million plus the fair value of inventory.

Chemicals - Continuing Operations

Chemicals earned $6 million pretax in the second quarter of 2011 versus $7 million in the second quarter of 2010.

In July 2011, Sunoco completed the sale of its phenol and acetone chemicals manufacturing facility in Philadelphia, PA (“Frankford Facility”) and related inventory to an affiliate of Honeywell International Inc. Sunoco received total cash proceeds of $87 million which is subject to an inventory adjustment subsequent to closing. In connection with this agreement, Sunoco recorded a $118 million pretax provision to write down the Frankford Facility assets to their estimated fair values during the second quarter of 2011 which has been treated as a special item.

COKE BUSINESS RESULTS

Coke earned $20 million pretax in the second quarter of 2011 versus $56 million in the second quarter of 2010. The decrease in earnings was attributable to lower coke sales revenues as a result of the Jewell contract restructuring with ArcelorMittal in January 2011 and higher general and administrative costs largely associated with the relocation of SunCoke Energy’s corporate offices and additional staffing costs related to becoming a public company.

An initial public offering (“IPO”) of 13.34 million shares (after exercise of the underwriters’ over-allotment option) of the outstanding common stock of SunCoke Energy, Inc. at a price of $16 per share was completed on July 26, 2011. Sunoco retains ownership of 81 percent of the outstanding shares of SunCoke Energy common stock. Sunoco intends to complete the separation of SunCoke Energy from Sunoco by distributing its remaining shares of SunCoke Energy common stock to Sunoco shareholders by means of a spin-off that is intended to qualify as a tax-free transaction. The spin-off is expected to occur no later than one year after the IPO.

OTHER

Corporate administrative expenses were $18 million pretax in the current quarter versus $30 million in the second quarter of 2010. The decrease was largely driven by lower one-time project costs as well as lower accruals for performance-related incentive compensation.

Net financing expenses and other were $16 million pretax in the second quarter of 2011 compared to $27 million in the second quarter of 2010. The decrease was primarily driven by higher interest income and capitalized interest as well as lower interest expense.

INCOME TAXES

Excluding the impact of special items, the effective tax rates on pretax income attributable to Sunoco, Inc. shareholders for the second quarter of 2011 and 2010 were 31 and 36 percent, respectively. The effective tax rates for each quarter were determined based upon the expected full year tax rates at the end of each quarter. The reduction in the effective rate in 2011 is largely attributable to the estimated impact of nonconventional fuel tax credits on lower expected pretax earnings.

SPECIAL ITEMS

During the second quarter of 2011, Sunoco recorded a $292 million provision ($174 million after tax) to write down assets primarily in the chemicals business to their estimated fair values; recorded a $2 million provision ($1 million after tax) for pension settlement losses in connection with business improvement initiatives; recognized pension settlement losses of $9 million ($5 million after tax) attributable to the divestment of its Toledo refinery; and recognized a $9 million gain ($6 million after tax) from the remeasurement of its pre-acquisition equity interests in Inland to fair value upon consolidation. The total net impact of special items during the second quarter of 2011 was a provision of $294 million ($174 million after tax).

During the second quarter of 2010, Sunoco recorded a $22 million provision ($13 million after tax) primarily for pension settlement losses and employee terminations and related costs in connection with business improvement initiatives.

Sunoco is a leading transportation fuel provider, with operations located primarily in the East Coast and Midwest regions of the United States. The Company sells transportation fuels through more than 4,900 branded retail locations in 24 states. APlus convenience stores are operated by the Company or independent dealers in more than 600 retail locations. The retail network in the Northeast is principally supplied by Sunoco-owned refineries with a combined crude oil processing capacity of 505,000 barrels per day. Sunoco is also the General Partner and has a 34-percent interest in Sunoco Logistics Partners L.P., a publicly traded master limited partnership which owns and operates 7,900 miles of refined product and crude oil pipelines and approximately 40 active product terminals. Sunoco has an 81-percent ownership interest in SunCoke Energy, Inc., a publicly traded company which makes high-quality metallurgical-grade coke for major steel manufacturers. SunCoke Energy has facilities in the U.S. which have the capacity to manufacture approximately 3.7 million tons of metallurgical-grade coke annually and is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the second quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:00 p.m. ET on August 4, 2011. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the

Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

SUNOCO, INC.

2011 SECOND QUARTER AND SIX-MONTH FINANCIAL SUMMARY

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

Second Quarter	2011	2010
Revenues	$12,023	$9,586

Net income (loss)	$(71)	$176
Less: Net income attributable to noncontrolling interests	54	31

Net income (loss) attributable to Sunoco, Inc. shareholders	$(125)	$145

Net income (loss) attributable to Sunoco, Inc. shareholders per share of common stock:
Basic	$(1.03)	$1.20
Diluted	$(1.03)*	$1.20
Weighted-average number of shares outstanding (in millions):
Basic	121.1	120.6
Diluted	121.1 *	120.7

Six-Months
Revenues	$22,661	$17,778

Net income (loss)	$(151)	$138
Less: Net income attributable to noncontrolling interests	75	56

Net income (loss) attributable to Sunoco, Inc. shareholders	$(226)	$82

Net income (loss) attributable to Sunoco, Inc. shareholders per share of common stock:
Basic	$(1.87)	$0.69
Diluted	$(1.87)*	$0.69
Weighted-average number of shares outstanding (in millions):
Basic	121.0	119.7
Diluted	121.0 *	119.7

*	Since the assumed issuance of common stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Three Months Ended
	June 30,		March 31,
	2011	2010	2011
Refining and Supply	$(44)	$138	$(138)
Retail Marketing	69	73	12
Logistics	54	30	31
Chemicals:
Continuing operations	6	7	(9)
Discontinued operations	—	—	—
Coke	20	56	9
Corporate and Other:
Corporate expenses	(18)	(30)	(22)
Net financing expenses and other	(16)	(27)	(24)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	71	247	(141)
Income tax expense (benefit)	22	89	(19)

Income (loss) attributable to Sunoco, Inc. shareholders before special items	49	158	(122)

Special items:
Continuing operations	(294)	(22)	51
Discontinued operations	—	—	—

Pretax income (loss) from special items	(294)	(22)	51
Income tax expense (benefit)	(120)	(9)	30

Income (loss) from special items	(174)	(13)	21

Net income (loss) attributable to Sunoco, Inc. shareholders	$(125)	$145	$(101)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$0.40	$1.31	$(1.01)
Income (loss) from special items	(1.43)	(0.11)	0.17

Net income (loss) attributable to Sunoco, Inc. shareholders	$(1.03)	$1.20	$(0.84)

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Six Months Ended
	June 30,
	2011	2010
Refining and Supply	$(182)	$68
Retail Marketing	81	107
Logistics	85	57
Chemicals:
Continuing operations	(3)	12
Discontinued operations	—	33
Coke	29	107
Corporate and Other:
Corporate expenses	(40)	(53)
Net financing expenses and other	(40)	(55)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	(70)	276
Income tax expense	3	101

Income (loss) attributable to Sunoco, Inc. shareholders before special items	(73)	175

Special items:
Continuing operations	(243)	(67)
Discontinued operations	—	(169)

Pretax loss from special items	(243)	(236)
Income tax benefit	(90)	(143)

Loss from special items	(153)	(93)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(226)	$82

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(0.60)	$1.46
Loss from special items	(1.27)	(0.77)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(1.87)	$0.69

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
REFINING AND SUPPLY

Pretax Income (Loss) (Millions of Dollars)	$(44)	$138	$(138)	$(182)	$68
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$4.31	$7.34	$3.14	$3.70	$5.82
Market Benchmark** (Per Barrel)	$6.11	$6.12	$5.19	$5.65	$5.52
Crude Inputs as Percent of Crude Unit Rated Capacity***	84	92	74	79	85
Throughputs (Thousands of Barrels Daily):
Crude Oil	425.2	617.5	459.7	442.4	575.7
Other Feedstocks	42.5	50.2	54.9	48.7	54.5

Total Throughputs	467.7	667.7	514.6	491.1	630.2

Products Manufactured (Thousands of Barrels Daily):
Gasoline	234.6	343.1	265.4	249.9	324.8
Middle Distillates	165.5	244.5	183.6	174.5	223.5
Residual Fuel	31.0	39.5	23.7	27.4	37.2
Petrochemicals	14.9	20.9	16.3	15.6	22.3
Other	38.4	48.5	47.8	43.1	50.2

Total Production	484.4	696.5	536.8	510.5	658.0
Less: Production Used as Fuel in Refinery Operations	23.3	32.3	24.4	23.9	30.4

Total Production Available for Sale	461.1	664.2	512.4	486.6	627.6

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	The refinery benchmark margin represents a 6-3-2-1 Value-Added Benchmark beginning March 1, 2011 as a result of the sale of the Toledo refinery. Prior to that date, the weighted-average refinery benchmark margin was comprised of a 6-3-2-1 Value Added benchmark related to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark related to the Toledo refinery (20% weight). Beginning with the second quarter of 2011, the 6-3-2-1 Value-Added Benchmark has been adjusted to reflect market conditions more closely associated with the Company’s Northeast refining system. The 6-3-2-1 benchmark component of prior period weighted-average benchmark margins has been restated for comparative purposes.
***	Reflects the impact of a 170 thousand barrels-per-day reduction in crude unit capacity resulting from the sale of the Toledo refinery effective March 1, 2011.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
RETAIL MARKETING

Pretax Income (Millions of Dollars)	$69	$73	$12	$81	$107
Retail Margin* (Per Barrel):
Gasoline	$5.20	$4.81	$2.90	$4.09	$4.30
Middle Distillates	$5.24	$3.79	$2.97	$4.16	$3.59
Sales (Thousands of Barrels Daily):
Gasoline	303.9	295.7	287.2	295.6	283.7
Middle Distillates	27.6	29.9	25.8	26.7	27.0

	331.5	325.6	313.0	322.3	310.7

Total Retail Gasoline Outlets, End of Period	4,907	4,743	4,926	4,907	4,743
Gasoline and Diesel Throughput per Company-Owned
Outlet (MGal/Site/Month)	162	159	150	156	153
Convenience Stores:
Total Stores, End of Period	607	600	603	607	600
Merchandise Sales (M$/Store/Month)	$97	$101	$85	$91	$94
Merchandise Margin (Company Operated) (% of Sales)	27%	27%	27%	27%	27%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
LOGISTICS

Pretax Income (Millions of Dollars)	$54	$30	$31	$85	$57
Pipeline and Terminal Throughputs (Thousands of Barrels Daily)*
Unaffiliated Customers	2,858	1,792	2,332	2,597	1,766
Affiliated Customer	897	1,275	1,134	1,016	1,256

	3,755	3,067	3,466	3,613	3,022

*	Excludes joint-venture operations which are not consolidated.

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010*	2011	2011	2010*
CHEMICALS

Pretax Income (Loss) (Millions of Dollars)	$6	$7	$(9)	$(3)	$12
Margin** (Cents per Pound)	10.7	8.9	7.4	9.1	9.4
Sales (Millions of Pounds)	478	554	470	948	1,003

*	Consists of the phenol and related products operations but excludes amounts attributable to the polypropylene chemicals business, which was sold to Braskem S.A. on March 31, 2010.
**	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
COKE

Pretax Income (Millions of Dollars)	$20	$56	$9	$29	$107
Coke Production (Thousands of Tons):
United States	922	883	861	1,783	1,725
Brazil	412	422	364	776	835

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply	$28	$52	$36	$64	$161
Retail Marketing	29	16	18	47	23
Logistics*	127	50	28	155	77
Chemicals:
Continuing operations	7	4	5	12	9
Discontinued operations	—	—	—	—	3
Coke**	75	58	99	174	68

	$266	$180	$186	$452	$341

*	Includes acquisition of additional interests in pipeline joint venture totaling $86 million in 2011.
**	Includes acquisition of a coal business totaling $38 million in 2011.

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010*	2011	2011	2010*
DEPRECIATION, DEPLETION AND
AMORTIZATION (Millions of Dollars)
Refining and Supply	$50	$68	$52	$102	$130
Retail Marketing	22	23	22	44	43
Logistics	19	13	18	37	27
Chemicals	6	7	7	13	14
Coke	15	11	13	28	22

	$112	$122	$112	$224	$236

*	Excludes amounts attributable to the polypropylene chemicals business which was sold to Braskem S.A. on March 31, 2010 and, as a result, has been classified as discontinued operations in the Company’s consolidated statements of operations.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
Refining and Supply	$(70)	$138	$(70)	$(17)	$(19)
Retail Marketing	34	73	68	1	176
Logistics	27	30	40	35	132
Chemicals:
Continuing operations	5	7	5	6	23
Discontinued operations	33	—	—	—	33
Coke	51	56	44	25	176
Corporate and Other:
Corporate expenses	(23)	(30)	(28)	(27)	(108)
Net financing expenses and other	(28)	(27)	(28)	(27)	(110)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	29	247	31	(4)	303
Income tax expense (benefit)	12	89	4	(17)	88

Income attributable to Sunoco, Inc. shareholders before special items	17	158	27	13	215

Special items:
Continuing operations	(45)	(22)	62	123	118
Discontinued operations*	(169)	—	—	—	(169)

Pretax income (loss) from special items	(214)	(22)	62	123	(51)

Income tax expense (benefit)	(134)	(9)	24	49	(70)

Income (loss) from special items	(80)	(13)	38	74	19

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$0.14	$1.31	$0.22	$0.11	$1.79
Income (loss) from special items	(0.67)	(0.11)	0.32	0.61	0.16

Net income (loss) attributable to Sunoco, Inc. shareholders	$(0.53)	$1.20	$0.54	$0.72	$1.95

*	Represents a loss recognized in connection with the divestment of the polypropylene chemicals business.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2011
	1st	2nd
Refining and Supply	$(138)	$(44)
Retail Marketing	12	69
Logistics	31	54
Chemicals:
Continuing operations	(9)	6
Discontinued operations	—	—
Coke	9	20
Corporate and Other:
Corporate expenses	(22)	(18)
Net financing expenses and other	(24)	(16)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	(141)	71
Income tax expense (benefit)	(19)	22

Income (loss) attributable to Sunoco, Inc. shareholders before special items	(122)	49

Special items	51	(294)
Income tax expense (benefit)	30	(120)

Income (loss) from special items	21	(174)

Net loss attributable to Sunoco, Inc. shareholders	$(101)	$(125)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(1.01)	$0.40
Income (loss) from special items	0.17	(1.43)

Net loss attributable to Sunoco, Inc. shareholders	$(0.84)	$(1.03)

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
Revenues
Sales and other operating revenue
(including consumer excise taxes)	$8,166	$9,572	$9,319	$10,207	$37,264
Interest income	—	1	3	1	5
Gain on remeasurement of pipeline equity interests	—	—	128	—	128
Other income, net	26	13	29	24	92

	8,192	9,586	9,479	10,232	37,489

Costs and Expenses
Cost of products sold and operating expenses	7,311	8,350	8,300	9,071	33,032
Consumer excise taxes	530	608	617	594	2,349
Selling, general and administrative expenses	146	167	159	182	654
Depreciation, depletion and amortization	114	122	128	130	494
Payroll, property and other taxes	34	24	37	21	116
Provision for asset write-downs and other matters	45	22	(3)	45	109
Interest cost and debt expense	39	40	43	42	164
Interest capitalized	(3)	(3)	(4)	(5)	(15)

	8,216	9,330	9,277	10,080	36,903

Income (loss) from continuing operations before income tax expense (benefit)	(24)	256	202	152	586
Income tax expense (benefit)	(9)	80	30	34	135

Income (loss) from continuing operations	(15)	176	172	118	451
Loss from discontinued operations	(23)	—	—	—	(23)

Net income (loss)	(38)	176	172	118	428
Less: Net income attributable to noncontrolling interests	25	31	107	31	194

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	2011
	1st	2nd
Revenues
Sales and other operating revenue (including consumer excise taxes)	$10,609	$11,998
Interest income	4	8
Other income, net	25	17

	10,638	12,023

Costs and Expenses
Cost of products sold and operating expenses	9,819	11,004
Consumer excise taxes	548	553
Selling, general and administrative expenses	145	170
Depreciation, depletion and amortization	112	112
Payroll, property and other taxes	37	24
Provision for asset write-downs and other matters	6	294
Interest cost and debt expense	43	39
Interest capitalized	(6)	(6)

	10,704	12,190

Loss before income tax expense (benefit)	(66)	(167)
Income tax expense (benefit)	14	(96)

Net loss	(80)	(71)
Less: Net income attributable to noncontrolling interests	21	54

Net loss attributable to Sunoco, Inc. shareholders	$(101)	$(125)

SUNOCO, INC.

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

(Unaudited)

	At June 30, 2011	At December 31, 2010
Assets
Cash and cash equivalents	$1,476	$1,485
Accounts and notes receivable, net	3,044	2,679
Inventories	970	404
Deferred income taxes	121	129
Assets held for sale	118	1,029

Total current assets	5,729	5,726

Investments and long term receivables	163	160
Note receivable from sale of Toledo refinery	200	—
Properties, plants and equipment, net	7,043	7,055
Deferred charges and other assets	377	356

Total assets	$13,512	$13,297

Liabilities and Equity
Accounts payable and accrued liabilities	$4,821	$4,466
Short-term borrowings	115	115
Current portion of long-term debt	278	178
Taxes payable	240	170

Total current liabilities	5,454	4,929

Long-term debt	2,085	2,136
Retirement benefit liabilities	478	481
Deferred income taxes	1,314	1,390
Other deferred credits and liabilities	564	562

Total liabilities	9,895	9,498

Equity
Sunoco, Inc. shareholders’ equity	2,828	3,046
Noncontrolling interests	789	753

Total equity	3,617	3,799

Total liabilities and equity	$13,512	$13,297

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2011	2010
Cash Flows from Operating Activities:
Net income (loss)	$(151)	$138
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on divestment of discontinued polypropylene operations	—	169
Provision for asset write-downs and other matters	300	67
Depreciation, depletion and amortization	224	239
Deferred income tax benefit	(191)	(10)
Payments less than (in excess of) expense for retirement plans*	5	(126)
Changes in working capital pertaining to operating activities:
Accounts and notes receivable	(366)	(29)
Inventories	(591)	(319)
Accounts payable and accrued liabilities	362	447
Income tax refund receivable and taxes payable	71	389
Other	(20)	(9)

Net cash provided by (used in) operating activities	(357)	956

Cash Flows from Investing Activities:
Capital expenditures	(328)	(341)
Acquisitions	(124)	—
Proceeds from divestments:
Discontinued polypropylene operations	—	348
Toledo refinery and related inventory	837	—
Other divestments	8	18
Other	(9)	(2)

Net cash provided by investing activities	384	23

Cash Flows from Financing Activities:
Net repayments of short-term borrowings	—	(282)
Net proceeds from issuance of long-term debt	297	802
Repayments of long-term debt	(243)	(462)
Net proceeds from sale of Sunoco Logistics Partners L.P. limited partnership units	—	145
Cash distributions to noncontrolling interests	(58)	(61)
Cash dividend payments	(36)	(36)
Other	4	—

Net cash provided by (used in) financing activities	(36)	106

Net increase (decrease) in cash and cash equivalents	(9)	1,085
Cash and cash equivalents at beginning of period	1,485	377

Cash and cash equivalents at end of period	$1,476	$1,462

*	Payments for the six months ended June 30, 2010 exclude 3.59 million shares of Sunoco common stock valued at $90 million that were contributed to the Company’s defined benefit plans in February 2010.